Exhibit D(137)

AMENDMENT FOUR

DATED MAY 10, 2024 TO

INVESTMENT SUBADVISORY AGREEMENTS

Between

MML INVESTMENT ADVISERS, LLC

and

T. ROWE PRICE ASSOCIATES, INC.

WHEREAS, MML Investment Advisers, LLC (the “Manager”) and T. Rowe Price Associates, Inc. (the “Subadviser”) entered into Investment Subadvisory Agreements (each, an “Investment Subadvisory Agreement”) between them relating to each of the open-end investment companies listed on Schedule 1 (each, a “Fund” and collectively, the “Funds”), dated as of January 10, 2018, as amended;

WHEREAS, the Manager and the Subadviser wish to amend the compensation of the Subadviser with respect to each Fund as described in its applicable Investment Subadvisory Agreement; and

WHEREAS, Section 15 of each Investment Subadvisory Agreement permits the Investment Subadvisory Agreement to be amended by a written instrument approved in writing by both parties.

NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. Appendix A. Each Investment Subadvisory Agreement is amended by replacing Appendix A with Appendix A to this Amendment.

2. Other. All other terms and conditions of each Investment Subadvisory Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized signatories as of the day and year first above written.

MML INVESTMENT ADVISERS, LLC

By:	/s/Douglas Steele
Name:	Douglas Steele
Title:	Vice President

T. ROWE PRICE ASSOCIATES, INC.

By:	/s/Terence Baptiste
Name:	Terence Baptiste
Title:	Vice President

Acknowledged and Agreed:

MASSMUTUAL SELECT FUNDS

on behalf of:

MassMutual Select T. Rowe Price 2005 Retirement Fund

MassMutual Select T. Rowe Price 2010 Retirement Fund

MassMutual Select T. Rowe Price 2015 Retirement Fund

MassMutual Select T. Rowe Price 2020 Retirement Fund

MassMutual Select T. Rowe Price 2025 Retirement Fund

MassMutual Select T. Rowe Price 2030 Retirement Fund

MassMutual Select T. Rowe Price 2035 Retirement Fund

MassMutual Select T. Rowe Price 2040 Retirement Fund

MassMutual Select T. Rowe Price 2045 Retirement Fund

MassMutual Select T. Rowe Price 2050 Retirement Fund

MassMutual Select T. Rowe Price 2055 Retirement Fund

MassMutual Select T. Rowe Price 2060 Retirement Fund

MassMutual Select T. Rowe Price 2065 Retirement Fund

MassMutual Select T. Rowe Price Retirement Balanced Fund

By:	/s/Renee Hitchcock
Name:	Renee Hitchcock
Title:	CFO and Treasurer

Schedule 1: MassMutual Select T. Rowe Price Retirement Funds

Name of Fund	Effective Date

MassMutual Select T. Rowe Price 2005 Retirement Fund	May 10, 2024
MassMutual Select T. Rowe Price 2010 Retirement Fund	May 10, 2024
MassMutual Select T. Rowe Price 2015 Retirement Fund	May 10, 2024
MassMutual Select T. Rowe Price 2020 Retirement Fund	May 10, 2024
MassMutual Select T. Rowe Price 2025 Retirement Fund	May 10, 2024
MassMutual Select T. Rowe Price 2030 Retirement Fund	May 10, 2024
MassMutual Select T. Rowe Price 2035 Retirement Fund	May 10, 2024
MassMutual Select T. Rowe Price 2040 Retirement Fund	May 10, 2024
MassMutual Select T. Rowe Price 2045 Retirement Fund	May 10, 2024
MassMutual Select T. Rowe Price 2050 Retirement Fund	May 10, 2024
MassMutual Select T. Rowe Price 2055 Retirement Fund	May 10, 2024
MassMutual Select T. Rowe Price 2060 Retirement Fund	May 10, 2024
MassMutual Select T. Rowe Price 2065 Retirement Fund	May 10, 2024
MassMutual Select T. Rowe Price Retirement Balanced Fund	May 10, 2024

Appendix A: Compensation

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